Fidelity Adviser Series IV Trust:

Fidelity® Institutional Short-Intermediate Government Fund

Telephone Voting Script

Introduction

Hello, Mr. /Ms. (Shareholder). I am calling with regard to your investment in the Fidelity Funds. My name is: ______________I'm a proxy representative with DF King & Co. calling at the request of Fidelity Investments We're currently contacting the shareholders of

Fidelity® Institutional Short-Intermediate Government Fund

to assist in getting the necessary proxy votes for the shareholder meetings coming up shortly on November 13, 2002. Did you receive the proxy materials or a follow- up letter for your fund? (Describe the mailings to the shareholder if he/she does not recall it ==> 6"x9" WHITE outer envelope P.O. Box 9131 Hingham, MA 02043-0131 return address; Blue return envelope). They were mailed in mid-September..

If NO: We apologize for any inconvenience in calling you, but as a shareholder we want to ensure that you have the opportunity to vote on these proposed changes.

I will have a new package mailed to you.

Could I confirm you mailing address?

We urge you to review the material when you receive it and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled for November 13, 2002.. If you would like to vote by touch tone phone, toll-free, or the internet, follow the instructions on your proxy card. Or, you may fax your signed proxy card to 1-888 - 451-VOTE (8683). Thank you for your time this evening. (End call.)

If YES: Q: We apologize if we've called you at an inconvenient time, but as a shareholder, your vote is very important. I can take your vote over the telephone on a recorded line now if you'd like.

If Yes: Have you reviewed the material and if so would you like to vote as your Board recommends or would you like me to review the list of proposals with you now?

If the shareholder asks how the Board of Trustees voted, inform him/her that the Board of Trustees recommend a vote in favor of the proposals.

If NO: Please review the material at your earliest convenience and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled on November 13. If you would like to vote by touch tone phone, toll-free or the internet, follow the instructions on your proxy card. If you would like to vote by fax, you may fax both sides of your signed proxy card to 1-888-451-8683.

If YES: Do you have any questions?

If YES: Only answer questions using the proxy material. (See attached list of approved Q&A). (DO NOT GUESS). If the shareholder has questions that are account-specific and outside the scope of the proxy statement, ask if they would like to be transferred to a Fidelity representative.

If YES: Conference in Fidelity at 1-800-544-3198, introduce the customer, and transfer the call. (End call.)

I'd be glad to transfer you to a Fidelity representative right now to help answer your other questions. Please hold while I make the connection with Fidelity for you. (Once Fidelity rep answers and customer is still on hold ==> This is ______from DF King. We are assisting Fidelity in calling shareholders of

Fidelity Institutional Short-Intermediate Government Fund

to encourage them to vote the proxy that was recently mailed to them. I have a shareholder on hold and they have questions that are unrelated to the proxy and that I am unable to answer. Could you please speak to him/her? (ask the rep for his or her name) (Then conference call in customer and introduce customer to Fidelity rep ==> Hello, Mr./Ms. ______, I have ________ from Fidelity on the line and he/she'll be happy to help answer your questions. Thank you. (Transfer customer and end call.)

If NO: Politely refer them to Fidelity at 1-800-544-3198. Thank the shareholder for his/ her time. (End phone call.)

If shareholder sounds hostile:

Thank the shareholder for his/ her time. (End phone call.)

My apologies. May I give you Fidelity's phone number in case you'd like to call them at another time. If you have a pen and paper, the phone number is 1-800-544-3198.

Thank you for your time this evening. (End call.)

If not hostile: After answering all questions, offer the shareholder the opportunity to vote by telephone. Let the shareholder know that you will be recording the next part of the call, to ensure accuracy in his/her vote. Confirm the shareholder's identity by having him/her repeat his/her full name, address and the last 4 digits of his/her social security number. Record the shareholder's vote on the proposal.

If the shareholder asks how the Board of Trustees voted, inform him/her that the Board of Trustees recommend a vote in favor of the proposals.

Inform the shareholder that a confirmation letter will be sent to him/her, with a phone number to call if an error was made in recording his/her vote, or if he/she wishes to change his/her vote for any reason. Thank the shareholder for his/her time, and end the phone call.

To facilitate your voting of the proxy, you can vote by telephone. If you would like to vote by telephone, the next part of our call will be recorded. This is to ensure accuracy of your vote. Also, we will be sending you a confirmation letter for your records with a phone number to call in case any error was made in recording your vote, or if you wish to change your vote for any reason.

Would you like to vote by telephone?

If NO: Politely refer him/her to Fidelity at 1-800-544-3198. (End call)

START HERE FOR INBOUND or RETURN CALLS:

If YES: Confirm the shareholder's identity by having him/her repeat their full name, address and the last 4 digits of his/her social security number. Record the shareholder's vote on the proposals.

For verification purposes only, Could I please have the last four digits of your social security number?

(If customer does not feel comfortable giving any part of his/her social security number, empathize and say that we require identification through this method to take a vote over the phone. If the customer is still uncomfortable, explain that while you cannot take the vote over the phone, you can mail him/her proxy materials and they can vote by mail or touch tone phone, toll-free or the internet.)

the procedures set in place require us to ask you some questions (including the last four digits of your SS number) to ensure your vote is recorded correctly and for the right registration. If you're ready to proceed, we can begin.

(If customer agrees, proceed with vote. If customer doesn't agree, offer to send proxy materials.)

Agrees to Give Last Four Digits of SSN:

Now I will read you the proposals and ask you whether you vote "For", "Against", or "Abstain".

The proposals are:*

Fidelity® Institutional Short-Intermediate Government Fund

1. To continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust.

2. To authorize the Trustees to increase the maximum number of Trustees.

3. To authorize the Trustees to clarify the scope of the Trustees' authority regarding mergers, consolidations, incorporations, and reorganizations.

4. To authorize the Trustees to enter into management contracts on behalf of a new fund.

5. To elect a Board of Trustees.

11. To amend the fund's fundamental investment limitation concerning underwriting.

12. To amend the fund's fundamental investment limitation concerning lending.

*Proposals 6 through 10 are not applicable to shareholders of Fidelity Institutional Short-Intermediate Government Fund.

Do you vote "For", "Against" or "Abstain?"

Thank you. As I mentioned, you'll be receiving a confirmation of your vote to you by mail. If you have any other questions feel free to call toll free at_______________ Thanks for your time this evening. (End call.)

Does Not Agree to Give Last Four Digits of SSN: Unfortunately, I will not be able to take your vote over the phone. What I can do is have a new proxy package mailed to you. Please review the material when you receive it and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled for September 18th. If you would like to vote by touch tone phone, toll-free or by the internet, follow the instructions on your proxy card. If you would like to vote by fax, you may fax your signed proxy card to 1-888-451-VOTE (8683). Thank you for your time this evening. (End call.)

Fidelity Adviser Series IV Trust:

Fidelity® Institutional Short-Intermediate Government Fund

Log Sheet

Date__________________

DF King Rep_________________

Address Correction

Social Security No. (record from database; do not ask shareholder)________________

Shareholder Name_______________________________________________________

Street Address _________________________________________________________

City_________________________ State_____________ Zip Code_________________

Materials to Be Sent

Proxy Card Only ________

Full Proxy Kit __________

Comments

Notable Shareholder Response____________________________________________

_____________________________________________________________________

_____________________________________________________________________

Other Comments________________________________________________________

______________________________________________________________________

______________________________________________________________________

Was Shareholder Transferred to Fidelity Representative? Yes_______ No________

Fidelity® Institutional Short-Intermediate Government Fund

Script for Leaving a Message on an Answering Machine

Hello, Mr./Ms. (Shareholder). My name is ___________. I am calling on behalf of

Fidelity Investments regarding the. Fidelity Institutional Short-Intermediate Government Fund proxy. The shareholder meeting is scheduled for November 13, 2002. Your proxy vote is urgently needed.

To vote, please follow the directions in the proxy material Fidelity mailed you recently. Or, call the fund's proxy tabulator directly, at 1- 800-848-3155.

If you have any questions please call Fidelity at 1-800 544-3198.

Thank you very much.

Q&A

Important information to help you understand and vote on the proposals

Please read the full text of the enclosed proxy statement. Below is a brief overview of the proposals to be voted upon. Your vote is important. We appreciate you placing your trust in Fidelity and look forward to helping you achieve your financial goals.

What proposals am I being asked to vote on?

You will be asked to vote on the following proposals*:

1. To continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust.

2. To authorize the Trustees to increase the maximum number of Trustees.

3. To authorize the Trustees to clarify the scope of the Trustees' authority regarding mergers, consolidations, incorporations, and reorganizations.

4. To authorize the Trustees to enter into management contracts on behalf of a new fund.

5. To elect a Board of Trustees.

11. To amend the fund's fundamental investment limitation concerning underwriting.

12. To amend the fund's fundamental investment limitation concerning lending.

*Proposals 6 through 10 are not applicable to shareholders of Fidelity Institutional Short-Intermediate Government Fund.

What is Article VIII, Section 4 of the Declaration of Trust? (Proposal 1)

The Trust is a form of legal organization for the fund, as set forth under current Massachusetts Law. Section 4 of Article VIII of the Declaration of Trust allows shareholders to bring derivative action (derivative actions are a type of lawsuit) on behalf of the Trust only after making a pre-suit demand upon the Trustees to bring the subject action. A pre-suit demand on the Trustees is excused only if the majority of the Trustees have a personal financial interest in the action.

The Trustees seek to ensure that they retain the ability to manage the affairs of the fund, including control of derivative actions that are brought on behalf of the fund. This provision in the amendment will resolve any legal uncertainty by expressly stating that a Trustee shall not be deemed to have a personal financial interest or otherwise be disqualified from considering a pre-suit demand due to his or her service on multiple fund boards of trustees. Continuing the effectiveness of the amendment will not alter in any way the Trustees' existing fiduciary obligation to act with due care and in shareholders' interests.

Why is the fund proposing to increase the maximum number of Trustees? (Proposal 2)

The proposal asks shareholders to approve an increase in the Board of Trustees from a maximum number of twelve to a maximum number of fourteen. This increase, if approved, will allow the Board to better organize itself and its committees in overseeing management of the Fidelity funds.

What is the scope of the Trustees' authority regarding mergers, consolidations, incorporations, and reorganizations? (Proposal 3)

The New Declaration of Trust would provide the Trustees with additional flexibility with respect to classes and a portion of the trust or its series or classes which will allow the Trustees to respond more quickly to changes without the cost of an additional shareholder meeting. The New Declaration of Trust does not give the Trustees the authority to merge a fund or class with another operating mutual fund or sell all or a portion of a class or fund's assets to another operating mutual fund without first seeking shareholder approval.

Adoption of the new Declaration of Trust will not alter the Trustees' existing fiduciary obligations to act with due care and in the interests of shareholders, nor will it result in any changes in the investment policies described in the fund's current prospectus.

What does it mean to enter into management contracts on behalf of a new fund? (Proposal 4)

The New Declaration of Trust would allow the Trustees, on behalf of a new fund, to enter into a management contract with Fidelity Management & Research Company (FMR) if permitted by the SEC. The Current Declaration of Trust requires the vote of a majority of the outstanding voting securities of a fund to initially approve such a contract. The SEC permits the sole initial shareholder, usually FMR or an affiliate, to approve the initial management contract rather than the fund's public shareholders.

What role does the Board play? (Proposal 5)

The Trustees oversee the investment policies of the fund. Members of the Board are fiduciaries and have an obligation to serve the best interests of shareholders, including approving policy changes such as those proposed in the proxy statement. In addition, the Trustees review fund performance, oversee fund activities, and review contractual arrangements with companies that provide services to the fund.

Proposals 6, 7, 8, 9, 10 (These proposals are not applicable to Fidelity Institutional Short-Intermediate Government Fund)

Why is the fund amending its fundamental investment limitation concerning underwriting? (Proposal 11)

The primary purpose of the proposal is to clarify that the fund is not prohibited from investing in other investment companies. The proposal also serves to conform the fund's fundamental investment limitation concerning underwriting to a limitation which is expected to become standard for all funds managed by FMR or its affiliates. Adoption of the proposed limitation is not expected to affect the way in which the fund is managed, the investment performance of the fund, or the securities or instruments in which the fund invests.

Why is the fund amending its fundamental investment limitation concerning lending? (Proposal 12)

The primary purpose of this proposal is to revise the fund's fundamental lending limitation to conform to a limitation expected to become standard for all funds managed by FMR or its affiliates. Adoption of the proposed limitation on lending is not expected to affect the way in which the fund is managed, the investment performance of the fund, or the instruments in which the fund invests. However, the proposed limitation would clarify that acquisitions of loans, loan participations or other debt instruments are not considered lending.

Has the fund's Board of Trustees approved each proposal?

Yes. The Board of Trustees has unanimously approved all of the proposals and recommends that you vote to approve them.

How many votes am I entitled to cast?

As a shareholder, you are entitled to one vote for each dollar of net asset value you own of a fund on the record date. The record date is September 16, 2002.

How do I vote my shares?

You can vote your shares by completing and signing the enclosed proxy card(s) and mailing it in the enclosed postage paid envelope. You may also vote by touch-tone telephone or through the Internet. Simply call the toll-free number or visit the web site indicated on your proxy card, enter the control number found on your card, and follow the recorded or online instructions. Please vote each card you receive. If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Fidelity at 1-800-544-3198.

How do I sign the proxy card?

Individual Accounts: Shareholders should sign exactly as their names appear on the account registration shown on the card.

Joint Accounts: Either owner may sign, but the name of the person signing should conform exactly to a name shown in the registration.

All Other Accounts: The person signing must indicate his or her capacity. For example, a trustee for a trust or other entity should sign, "Ann B. Collins, Trustee."